Exhibit 23.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-125402 on Form S-8 of Smithtown Bancorp, Inc. of our reports dated February 28, 2006 with respect to the consolidated financial statements of Smithtown Bancorp, Inc. and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Smithtown Bancorp, Inc. for the year ended December 31, 2005.


                                          /s/ Crowe Chizek and Company LLC
                                          --------------------------------
                                          Crowe Chizek and Company LLC

Livingston, New Jersey
March 10, 2006


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